EX-99.B-77M

SUB-ITEM 77M: Mergers.

WADDELL & REED ADVISORS FUNDS

(a)	Waddell & Reed Advisors Bond Fund

(b)	At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Bond Fund into Ivy Bond Fund.

The terms of the Plan are such that Ivy Bond Fund acquired all of the assets of Waddell & Reed Advisors Bond Fund in exchange solely for shares of Ivy Bond Fund and the assumption by Ivy Bond Fund of all of the liabilities of Waddell & Reed Advisors Bond Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Bond Fund.

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(a)	Waddell & Reed Advisors Core Investment Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Core Investment Fund into Ivy Core Equity Fund.

The terms of the Plan are such that Ivy Core Equity Fund acquired all of the assets of Waddell & Reed Advisors Core Investment Fund in exchange solely for shares of Ivy Core Equity Fund and the assumption by Ivy Core Equity Fund of all of the liabilities of Waddell & Reed Advisors Core Investment Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Core Investment Fund.

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(a)	Waddell & Reed Advisors Dividend Opportunities Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Dividend Opportunities Fund into Ivy Dividend Opportunities Fund.

The terms of the Plan are such that Ivy Dividend Opportunities Fund acquired all of the assets of Waddell & Reed Advisors Dividend Opportunities Fund in exchange solely for shares of Ivy Dividend Opportunities Fund and the assumption by Ivy Dividend Opportunities Fund of all of the liabilities of Waddell & Reed Advisors Dividend Opportunities Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Dividend Opportunities Fund.

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(a)	Waddell & Reed Advisors Energy Fund

(b)	At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Energy Fund into Ivy Energy Fund.

The terms of the Plan are such that Ivy Energy Fund acquired all of the assets of Waddell & Reed Advisors Energy Fund in exchange solely for shares of Ivy Energy Fund and the assumption by Ivy Energy Fund of all of the liabilities of Waddell & Reed Advisors Energy Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Energy Fund.

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(a)	Waddell & Reed Advisors Global Bond Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Global Bond Fund into Ivy Global Bond Fund.

The terms of the Plan are such that Ivy Global Bond Fund acquired all of the assets of Waddell & Reed Advisors Global Bond Fund in exchange solely for shares of Ivy Global Bond Fund and the assumption by Ivy Global Bond Fund of all of the liabilities of Waddell & Reed Advisors Global Bond Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Global Bond Fund.

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(a)	Waddell & Reed Advisors Government Securities Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Government Securities Fund into Ivy Government Securities Fund.

The terms of the Plan are such that Ivy Value Fund acquired all of the assets of Waddell & Reed Advisors Government Securities Fund in exchange solely for shares of Ivy Government Securities Fund and the assumption by Ivy Government Securities Fund of all of the liabilities of Waddell & Reed Advisors Government Securities Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Government Securities Fund.

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(a)	Waddell & Reed Advisors Municipal Bond Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Municipal Bond Fund into Ivy Municipal Bond Fund.

The terms of the Plan are such that Ivy Municipal Bond Fund acquired all of the assets of Waddell & Reed Advisors Municipal Bond Fund in exchange solely for shares of Ivy Municipal Bond Fund and the assumption by Ivy Municipal Bond Fund of all of the liabilities of Waddell & Reed Advisors Municipal Bond Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Municipal Bond Fund.

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(a)	Waddell & Reed Advisors Tax-Managed Equity Fund

(b)

At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Tax-Managed Equity Fund into Ivy Tax-Managed Equity Fund.

The terms of the Plan are such that Ivy Tax-Managed Equity Fund acquired all of the assets of Waddell & Reed Advisors Tax-Managed Equity Fund in exchange solely for shares of Ivy Tax-Managed Equity Fund and the assumption by Ivy Tax-Managed Equity Fund of all of the liabilities of Waddell & Reed Advisors Tax-Managed Equity Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Tax-Managed Equity Fund.

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(c)	Waddell & Reed Advisors Value Fund

(d)	At a meeting of the Board of Trustees of Waddell & Reed Advisors Funds held on May 17, 2017, the Board approved the reorganization of Waddell & Reed Advisors Value Fund into Ivy Value Fund.

The terms of the Plan are such that Ivy Value Fund acquired all of the assets of Waddell & Reed Advisors Value Fund in exchange solely for shares of Ivy Value Fund and the assumption by Ivy Value Fund of all of the liabilities of Waddell & Reed Advisors Value Fund, followed by the distribution of those shares to the shareholders of Waddell & Reed Advisors Value Fund.

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WADDELL & REED ADVISORS FUNDS

Supplement dated August 11, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

and as supplemented April 10, 2017 and July 28, 2017

On May 16, 2017, the Board of Trustees of Waddell & Reed Advisors (“WRA”) Funds approved the reorganization of the portfolios listed in the chart below into a corresponding portfolio of the Ivy Funds, an affiliated investment company. The Ivy Funds are managed by Ivy Investment Management Company, an affiliate of the investment manager of the WRA Funds. The reorganization is expected to close on or about October 16, 2017, and does not require shareholder approval.

Waddell & Reed Advisors Funds	Ivy Funds
Equity Funds
Waddell & Reed Advisors Core Investment Fund	Ivy Core Equity Fund
Waddell & Reed Advisors Dividend Opportunities Fund	Ivy Dividend Opportunities Fund
Waddell & Reed Advisors Energy Fund	Ivy Energy Fund
Waddell & Reed Advisors Tax-Managed Equity Fund	Ivy Tax-Managed Equity Fund
Waddell & Reed Advisors Value Fund	Ivy Value Fund
Fixed Income Funds
Waddell & Reed Advisors Bond Fund	Ivy Bond Fund
Waddell & Reed Advisors Global Bond Fund	Ivy Global Bond Fund
Waddell & Reed Advisors Government Securities Fund	Ivy Government Securities Fund
Waddell & Reed Advisors Municipal Bond Fund	Ivy Municipal Bond Fund

WRA Fund shareholders may continue to make additional investments in the WRA Funds above until October 11, 2017. In anticipation of the reorganization, the WRA Funds noted above will be closed to new shareholders as of October 2, 2017.

WRA Fund shareholders do not need to take any action regarding their account. Shares of a WRA Fund will automatically be converted, at net asset value, into shares of equal net asset value of the corresponding Ivy Fund on or about October 16, 2017. The reorganization is not a taxable event, and WRA Fund shareholders will not incur any sales loads or similar transaction costs in connection with the reorganization.

Informational materials about the reorganization and the Ivy Funds will be mailed to shareholders on or about September 8, 2017.

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WADDELL & REED ADVISORS FUNDS

Supplement dated September 29, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

as supplemented April 10, 2017, July 28, 2017 and August 11, 2017

Reorganization Timeline — Additional Investments by WRA Fund Shareholders:

On August 11, 2017, a supplement to this prospectus was filed relating to the reorganization of certain Waddell & Reed Advisors (“WRA”) Funds into a corresponding portfolio of the Ivy Funds, an affiliated investment company. That supplement stated that WRA Fund shareholders may continue to make additional investments in the WRA Funds included in the supplement until October 11, 2017. This date has changed, and WRA Fund shareholders may continue to make such additional investments until the close of business on October 13, 2017. The WRA Funds included in the supplement still will be closed to new shareholders as of October 2, 2017.